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EXHIBIT 16.1

                                 October 3, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the disclosure contained in the Explanatory Note to Amendment No. 1 to the Annual Report on Form 10-K of Gen-Net Lease Income Trust, Inc. to be filed with the Securities and Exchange Commission, and agree with the statements contained therein.

                                    Very truly yours,

                                    /s/ Zwick & Steinberger P.L.L.C.